(Gray Form)

                          Notice of Guaranteed Delivery
                                       for
                        Tender of Shares of Common Stock
                                       of
                        Blonder Tongue Laboratories, Inc.

     This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock, par value $0.001 per share ("Common Stock") of Blonder Tongue Laboratories, Inc., a Delaware corporation (the "Company"), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary (as defined below) prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase defined below). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions only) by facsimile transmission, to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                    AMERICAN STOCK TRANSFER AND TRUST COMPANY

By Registered or Certified Mail:                               By Hand:
  American Stock Transfer and                        American Stock Transfer and
         Trust Company                                      Trust Company
         40 Wall Street                                     40 Wall Street
       New York, New York                                     46th Floor
             10005                                        New York, New York
                                                                10005





                             By Overnight Delivery:
                           American Stock Transfer and
                                  Trust Company
                                 40 Wall Street
                                   46th Floor
                               New York, New York
                                      10005


       By Facsimile:                                     Confirm Receipt of
American Stock Transfer and                            Facsimile by Telephone:
       Trust Company                                       (718) 921-8200
(for Eligible Institutions
           only)
      (718) 234-5001

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution which completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 17, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of Common Stock ("Shares"), of the Company listed below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.





                          PRICE (IN DOLLARS) PER SHARE
                       AT WHICH SHARES ARE BEING TENDERED

  CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED,
                      THERE IS NO PROPER TENDER OF SHARES.

   IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, A SEPARATE LETTER OF
               TRANSMITTAL FOR EACH PRICE SPECIFIED MUST BE USED.

--------------------------------------------------------------------------------
              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

/ / The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the "Dutch Auction" tender process. This action will result in receiving a price per Share of as low as $6.00 or as high as $8.00

                                     - OR -

               SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A stockholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered. The same Shares can not be tendered at more than one price.

              / / $6.000       / / $6.750        / / $7.500
              / / $6.125       / / $6.875        / / $7.625
              / / $6.250       / / $7.000        / / $7.750
              / / $6.375       / / $7.125        / / $7.875
              / / $6.500       / / $7.250        / / $8.000
              / / $6.625       / / $7.375
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                                      -2-

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                                    ODD LOTS

     This section is to be completed ONLY if Shares are being tendered by or on behalf of a person who owns beneficially as of the close of business on May 14, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's 401(k) plan).

Odd Lot Shares can not be conditionally tendered.

     The undersigned either (check one box):

     / / owned beneficially as of the close of business on May 14, 1999 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's 401(k) plan), all of which are being tendered, or

    / / is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on May 14, 1999 and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (not including any Shares held pursuant to the Company's 401(k) plan) and is tendering all of such Shares.
--------------------------------------------------------------------------------


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                               CONDITIONAL TENDERS

     A tendering stockholder may condition his or her tender of Shares upon the purchase by the Company of a specified minimum number of the Shares tendered hereby, all as described in the Offer to Purchase. Unless at least such minimum number of Shares is purchased by the Company pursuant to the terms of the Offer, none of the Shares tendered hereby will be purchased. It is the tendering stockholder's responsibility to calculate such minimum number of Shares, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been completed and a minimum specified, the tender will be deemed unconditional.

     Minimum number of Shares that must be purchased, if any are purchased:

                            ................. Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------




                   ..........................................
                                Number of Shares

                   ..........................................
                        Certificate Nos.: (if available)

                   ..........................................
                             Name(s) (Please print)

                   ..........................................
                                   Address(es)

                   ..........................................
                            City, State and Zip Code

                   ..........................................
                           Area Code/Telephone Number

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                           STOCKHOLDER MUST SIGN HERE

                   ..........................................
                                  Signature(s)

                   Dated:....................................




                   If shares will be tendered by book-entry
                                   transfer:

                    ........................................
                          Name of Tendering Institution

                    ........................................
                          Account No. at The Depository
                                  Trust Company

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                                      -3-

                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an "Eligible Institution"), guarantees the delivery to the Depositary of the Shares tendered hereby, in proper form for transfer, or a confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer set forth in the Offer to Purchase into the Depositary's account at the Book-Entry Transfer Facility, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, all within three (3) American Stock Exchange trading days of the date hereof.

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               ..................................................
                                  Name of Firm

               ..................................................
                                     Address

               ..................................................
                              City, State, Zip Code

               ..................................................
                         Area Code and Telephone Number

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                 .............................................
                              Authorized Signature

                 .. ...........................................
                               Name (Please Print)

                 .............................................
                                      Title

                 Dated: ......................................

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DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE
SENT WITH THE LETTER OF TRANSMITTAL.

                                      -4-